CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 13, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to the Board of Trustees of The Advisors' Inner Circle Fund and the Shareholders of Acadian Emerging Markets Portfolio, FMA Small Company Portfolio, ICM Small Company Portfolio, Independence Small Cap Portfolio, McKee International Equity Portfolio, Rice, Hall James Micro Cap Portfolio, Rice, Hall James Small/Mid Cap Portfolio, Sirach Special Equity Portfolio, Sirach Equity Portfolio, Sirach Growth Portfolio, Sirach Strategic Balanced Portfolio, Sirach Bond Portfolio, TS&W Equity Portfolio, TS&W Fixed Income Portfolio and TS&W International Equity Portfolio (fifteen of the portfolios constituting The Advisors' Inner Circle Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 27, 2003